                                                                   EXHIBIT 10.11

                              MCKESSON HBOC, INC.

                     DIRECTORS' DEFERRED COMPENSATION PLAN
                     -------------------------------------

                       (Amended as of January 27, 1999)


1.   ELIGIBILITY
     -----------

     Any director of McKesson HBOC, Inc. (the "Company") entitled to compensation by the Company for service as a director ("Eligible Director") may elect to defer receipt of his compensation under this Plan (the "Plan") and thereby shall become a participant under the Deferred Compensation Administration Plan of the Company.

2.   ELECTION TO PARTICIPATE IN PLAN
     -------------------------------

     (a) An Eligible Director may at any time elect to participate in the Plan and defer receipt of either all his annual retainer fees and meeting fees or all his annual retainer fees. Deferred compensation shall be credited to the Deferred Compensation Administration Plan as of the end of each quarter. An Eligible Director may at any time and from time to time, by delivering a written request to the Company, change his election, but all amounts accumulated pursuant to the Plan prior to such election shall continue to be subject to the terms of any prior election by the Eligible Director in effect when such amounts were earned. No new deferrals shall be made under this Plan after January 1, 1994.

     (b) Income deferred hereunder shall remain the property of the Company and no Eligible Director shall acquire any property interest in the Account, stock or any other assets of the Company, his right being limited to receiving from the Company deferred payments measured as set forth in this Plan and this right is conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Eligible Director acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. No such right shall be assignable by any Eligible Director, except that payments may be made to his estate under the terms of Section 5.

     (c) Each such Eligible Director shall file with the Company at the time of his election to participate in the Plan an irrevocable election of one of the methods of distribution described in Section 4.

3.   TERMINATION OF PARTICIPATION IN THE PLAN
     ----------------------------------------

     Any Eligible Director having previously elected to participate in the Plan may at any later date elect to terminate his participation in the Plan with respect to compensation as a Director to be earned thereafter by executing and delivering to the Company a notice to that effect, in which event the amount accumulated pursuant to the Plan prior to notice of his election to terminate will continue to be subject to the provisions of the Plan. An Eligible Director who elects to terminate his participation shall not be re-eligible to participate in this Plan until one year from the effective date of the termination.


4.   DISTRIBUTION OF AMOUNTS DEFERRED UNDER THE PLAN
     -----------------------------------------------

     (a) Amounts deferred under the Plan shall be paid in approximately equal annual installments over such period of years, not exceeding ten years, as the Eligible Director has elected. The Eligible Director shall further elect that such distribution shall commence as of:

          (1) the first day of the first calendar quarter after the Eligible Director ceases being a director of the Company, or

          (2)  the later of:

               (i)  the date determined pursuant to subsection (1) or

               (ii) the first day of the calendar year following the calendar year in which the Eligible Director has retired from his principal occupation.

     (b) Once an election is made, the Eligible Director may alter the timing of receipt of such deferred compensation, provided that such alteration is made at least one year prior to the earliest date the Eligible Director could have received distribution of the deferred compensation under a previous election and does not provide for the receipt of such amounts earlier than one year from the date of the alteration.

5.   DEATH OF AN ELIGIBLE DIRECTOR
     -----------------------------

     Upon the death of an Eligible Director or former Eligible Director, the balance in full of any amounts deferred under the Plan shall be payable, on the 2nd day of the calendar year following the year in which he or she dies, to his or her designated beneficiary or beneficiaries, and if he or she has designated none, or if none is alive, then it shall be payable to his or her estate.

6.   AMENDMENT OF THE PLAN
     ---------------------

     The Plan may be amended from time to time by resolution of the Board of Directors of the Company, but no such amendment shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to an Eligible Director prior to the time he would otherwise be entitled thereto.

7.   TERMINATION OF THE PLAN
     -----------------------

     The Plan will continue in effect until terminated by resolution of the Board of Directors of the Company, but in the event of such termination, the amounts accumulated pursuant to the Plan prior to termination will continue to be subject to the provisions of the Plan as if the Plan had not been terminated.

8.   EFFECTIVE DATE OF THE PLAN
     --------------------------

     The Plan shall be effective with respect to any compensation payable to a Director for services as such following March 31, 1977.


Executed effective as of January 27, 1999.

McKESSON HBOC, INC.


By  ______________________________________
    E. Christine Rumsey
    Senior Vice President, Human Resources and Administration